UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023 (March 28, 2023)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2023, Ensysce Biosciences, Inc. (the “Company” or “we” or “our”) filed an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware to effect a one-for-twelve (1-for-12) reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.0001 (the “Common Stock”). The Reverse Stock Split will be effective as of 12:01 am on March 31, 2023 (the “Effective Time”).

As previously described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on February 24, 2023, the Company held a special meeting of stockholders on March 23, 2023, at which meeting the stockholders approved an amendment of our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-12 and authorized our board of directors to effect a reverse stock split with the exact ratio to be determined in the Board of Directors (“Board”) discretion. The Board thereafter authorized a 1-for-12 reverse stock split ratio and directed the implementation of the Reverse Stock Split.

As a result of the Reverse Stock Split, at the Effective Time, every twelve (12) shares of our pre-Reverse Stock Split Common Stock will be combined and reclassified into one (1) share of our Common Stock. Our post-Reverse Stock Split Common Stock will begin trading on March 31, 2023 with a new CUSIP number of 293602405. The Reverse Stock Split does not affect any stockholder’s ownership percentage of the Common Stock and does not change our authorized number of shares, alter the par value of the Common Stock or modify any voting rights or other terms of the Common Stock

At the Effective Time, the exercise prices and the number of shares of Common Stock issuable upon exercise of the Company’s warrants will automatically be adjusted, in accordance with their terms, in proportion to the Reverse Stock Split ratio.

As of the Effective Time, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options and restricted stock unit awards issued by the Company and outstanding immediately prior to the effective time of the Reverse Stock Split, which will result in a proportionate decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options and restricted stock unit awards, and a proportionate increase in the exercise price of all such stock options and restricted stock unit awards. Concurrently, the number of shares reserved for issuance under the Company’s Amended and Restated 2021 Omnibus Incentive Plan immediately prior to the effective time of the Reverse Stock Split will be reduced proportionately.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of the issuance of fractional shares, holders of record will be entitled to receive cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of Common Stock on the Nasdaq Stock Market for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split).

Our transfer agent, Continental Stock Transfer & Trust Company, is acting as agent for the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or in “street name” will not be required to take any action to effect the exchange of their shares.

In connection with the Reverse Stock Split, all shares of our Series A Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), are being redeemed in accordance with their terms.

A copy of the Certificate of Amendment of our Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Third Amendment to the Third Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2023

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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